Exhibit 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Terex Corporation of our report dated March 5, 2004 relating to the financial statements and financial statement schedule of Terex Corporation, which appears in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.


PricewaterhouseCoopers LLP



Stamford, CT
June 4, 2004